Exhibit 3.27

ARTICLES OF INCORPORATION

OF

EXCEPTIONAL OUTDOOR, INC.

The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, hereby adopts the following articles of incorporation:

ARTICLE I

NAME

The name of the Corporation is Exceptional Outdoor, Inc.

ARTICLE II

DURATION

The term of existence of the Corporation is perpetual.

ARTICLE III

NATURE OF BUSINESS

The nature of the business to be conducted by the Corporation is:

1. To transact any and all lawful business for which corporations may be incorporated under the Florida General Corporation Act;

2. To engage in the acquisition, leasing and selling of various outdoor advertising displays;

3. To do such other things as are incidental to the foregoing or necessary or desirable in order to accomplish the foregoing.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which the Corporation has authority to issue is one hundred (100), all of which shall be common stock having a par value of ONE DOLLAR ($1.00) per share.

ARTICLE V

PREEMPTIVE RIGHTS GRANTED

Each shareholder of any class or stock of this Corporation shall be entitled to full preemptive rights to purchase unissued or treasury stock of the Corporation and any securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of any such unissued or treasury stock.

ARTICLE VI

REGISTERED OFFICE

The street address of the initial registered office of the Corporation is:

2701 Le Jeune Road, Suite 404

Coral Gables, Florida 33134

The name of the registered agent at such address is:

Bruce J. Goldman

ARTICLE VII

PRINCIPAL OFFICE

The initial street address of the principal office of the Corporation in the State of Florida is:

2701 Le Jeune Road, Suite 404

Coral Gables, FL 331 34

ARTICLE VIII

DIRECTORS

The initial board of directors of the Corporation shall consist of one (1) member. Changes in the number of members comprising the board of directors shall be made by amendment to the Corporation’s bylaws.

The name and address of the sole member of the first board of directors is:

NAME	ADDRESS

Robert Redman	2701 Le Jeune Road, Suite 404
Coral Gables, FL 33134

ARTICLE IX

INCORPORATOR

The name and address of the incorporator is:

NAME	ADDRESS
Bruce J. Goldman	2701 Le Jeune Road
Suite 404, Coral Gables,
Florida 33134

ARTICLE X

INDEMNIFICATION

The Corporation shall indemnify any officer or director to the full extent permitted by law.

ARTICLE XI

REIMBURSEMENT FOR ORGANIZATIONAL AND CERTAIN OTHER

PREINCORPORATION EXPENSES; ADOPTION OF CONTRACTS

The Corporation hereby adopts all contracts made on its behalf by the hereinbefore mentioned incorporator. The Corporation further authorizes its director to reimburse the hereinbefore mentioned incorporator for any and all expenses incurred on behalf of the Corporation, prior to its incorporation, and for any and all expenses incurred in the organization and formation of the Corporation. The director of this Corporation shall have the sole discretion to determine the expenses for which the hereinbefore mentioned incorporator shall be reimbursed.

ARTICLE XII

RIGHT TO AMEND ARTICLES OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation or any amendment hereto, and any writing inferred upon the shareholders shall be subject to this reservation.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 18th day of September, 1989.

/s/ Bruce J. Goldman
Bruce J. Goldman

STATE OF FLORIDA	)
) ss
COUNTY OF DADE	)

ON THIS 18 day of September, 1989, before me, a notary public duly authorized in the state and county last aforesaid, personally appeared BRUCE J. GOLDMAN, known to me to be the person whose name is subscribed to the above Articles of Incorporation, and who acknowledged that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the day and year aforesaid.

/s/ [ILLEGIBLE]
Notary Public-State of Florida

My Commission Expires: